UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

WILLIS LEASE FINANCE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28774	68-0070656
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300

Sausalito, California 94965

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (415) 275-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Robert M. Warwick tendered his resignation as the Executive Vice President, Chief Financial Officer and Principal Accounting Officer of Willis Lease Finance Corporation (the “Company”) on December 6, 2006 to be effective as of January 31, 2007.  It is anticipated that Mr. Warwick will maintain a consulting relationship with the Company to assist with transition matters.

(c)                                  Brad Forsyth has agreed to accept a position with the Company commencing on January 1, 2007.  In addition, Mr. Forsyth is expected to be elected Senior Vice President, Chief Financial Officer and Principal Accounting Officer of the Company effective as of January 31, 2007 for an indefinite term.  Mr. Forsyth, 41, is a chartered accountant.  Prior to joining the Company, Mr. Forsyth served in various positions with Standard Aero and is currently Standard Aero’s Vice President of Finance based in their head office in Winnipeg, Canada providing financial management support to nine business units with $800 million in annual sales.

The Company and Mr. Forsyth have executed an offer letter that provides that Mr. Forsyth will receive annual base salary of $230,000 and the ability to earn discretionary cash incentive bonuses which could be up to 60% of his annual base salary if the targets to be set by the compensation committee are achieved. In addition, Mr. Forsyth will be  reimbursed  up to $50,000 for his relocation expenses.  The Company and Mr. Forsyth anticipate negotiating and executing an employment agreement that will also provide that the Company agrees to give Mr. Forsyth six months prior notice if it intends not to renew the employment agreement or if it intends to terminate Mr. Forsyth without cause.  In addition, if the Company terminates Mr. Forsyth without cause or Mr. Forsyth elects to resign for good reason the Company will agree to pay Mr. Forsyth severance in an amount to be negotiated prior to executing the employment agreement.

(e)                                  The Company and Mr. Warwick have entered into a Separation Agreement and Release of Claims pursuant to which (i) Mr. Warwick will receive salary and health insurance benefit continuation for six months after his employment terminates, (ii) all of Mr. Warwick’s previously granted, but unvested stock options which would have otherwise vested on or before February 2, 2009, will have their vesting accelerated to January 31, 2007, and (iii)  Mr. Warwick has granted a general release of claims in favor of the Company.

Item 9.01.  Financial Statements and Exhibits

The Company hereby furnishes the following exhibits with this report:

Exhibit No.	Description

99.1	Press Release issued December 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2006

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Thomas C. Nord
Thomas C. Nord
Senior Vice President and
General Counsel